EXHIBIT 99.1

To Form 8-K dated January 24, 2013

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS IMPROVEMENTS FOR

THE FOURTH QUARTER

Profitability improvement plan on target

•	Core costs down $625,000 in the fourth quarter, comparable with core cost reductions of $727,000 in the third quarter (versus second quarter 2012)
•	Targeting $7.4 million in reduced expenses in 2013

Continued acceleration in new households, deposit and fee income growth

•	Total households increase 9.4 percent year over year
•	Strong growth in noninterest bearing deposits of 28.8 percent over prior year
•	Fee based revenues up 14.9 percent year over year for the fourth quarter

Credit quality improvements continue in the quarter

•	Nonperforming loans decline by 7.9 percent compared to last quarter
•	Other real estate owned down 43.2 percent compared to 2011

STUART, FL., January 24, 2013 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported 2012 fourth quarter net income of $240,000, compared to $2.5 million for the fourth quarter of 2011.  Net loss of $710,000 for the full year compared to net income of $6.7 million for the year 2011.  Net loss available to common shareholders for the fourth quarter and the year 2012 totaled, respectively, $697,000 or $0.01 diluted earnings per share (DEPS), and $4.5 million or $0.05 DEPS.  These figures compare to net income of $0.02 DEPS and $0.03 DEPS a year ago for the same periods, respectively.

Net pre-provision income, excluding securities gains, the change in fair value of loans available for sale, branch consolidation and severance costs and loss on sale of other real estate owned (“OREO”) and other assets was $2.9 million for the quarter. “Our growth initiatives continued to perform well during the quarter and for the entire year,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “Loan growth began to accelerate this quarter as a result of our expanded business loan production teams, which helped us maintain a stable net interest margin.”

During 2012, we added 11 commercial loan officers, including 6 in the second half of 2012, to improve new loan production. In the fourth quarter 2012, new commercial loan production totaled $49.6 million, compared to $25.1 million last quarter. We expect to see continued growth in overall loan production throughout 2013 as additional resources are added and we further build upon our business household growth initiatives. This will include making further investments in revenue producing commercial and mortgage loan officers in 2013.

Net income for the year 2012 was impacted by our decision at mid-year to accelerate the reduction of problem loans and foreclosed properties. We took this action in part to take advantage of improving market conditions. These actions continued in the current quarter with $4.6 million in charge offs which were offset with $2.4 million in recoveries related to loans previously charged off. Shortly after year-end a problem commercial loan, which was moved last quarter to available for sale and valued based on market bids at $10.3 million was sold for a net loss (reflected in the quarter) of $1.2 million. Foreclosed properties were reduced by 43.2 percent during the year and nonperforming loans declined by 7.9 percent compared to the last quarter.

In addition, we took final charges totaling $490,000 during the current quarter related to branch consolidation and severance costs associated with our Profitability Improvement Plan for 2013 which was announced last quarter. This plan is on target and is expected to reduce our core overhead structure by approximately $4.9 million annually in 2013. We expect our losses on OREO and asset disposition expense will be reduced by $2.8 million in 2013 and we also expect the provision for loan losses to be significantly lower in 2013.

Highlights for the quarter:

•	In the fourth quarter loans increased $23.6 million or 7.9 percent annualized reflecting improving commercial and consumer loan production, as well as, continued strong residential mortgage production;
•	Mortgage banking fees for the quarter increased by $350,000 or 51.5% compared to 2011 and totaled $3.7 million for the year compared to $2.1 million for last year, up 73.4%;
•	Interchange fees and service charges on deposit accounts grew by 21.4% and 4.9%, respectively, compared with last year’s fourth quarter, reflecting strong growth in our core customer franchise;

•	Ending noninterest bearing demand deposits increased by $94.5 million or 28.8 percent for the year and 13.4 percent annualized linked quarter on continued strong core retail and commercial account growth;
•	Nonperforming loans declined by 7.9 percent compared to last quarter and nonperforming assets to total assets declined to 2.43 percent from 2.56 percent for the third quarter 2012;
•	Savings, NOW and money market deposits increased $91.2 million linked quarter or 9.8 percent, in part reflecting a seasonal increase in local municipalities’ deposits, which are up $95.9 million compared to a year ago; and
•	The improved deposit mix resulted in a decline of 6 and 36 basis points in the cost of deposits compared to the third quarter and fourth quarter a year ago, respectively.

Over the past several years we have implemented focused tactical initiatives designed to produce strong organic growth of our core customer account franchise. Since the fourth quarter 2010, we have increased total core customer funding by $377 million or 31.4 percent and improved our funding mix by increasing noninterest bearing deposits to 24.0 percent of total deposits from 17.7 percent at year end 2010. Total core customer funding increased by 13.8 percent over the past year.

(Dollars in thousands)	2012 Fourth Quarter	2011 Fourth Quarter	2010 Fourth Quarter	2012 vs 2011 Change	2012 vs 2010 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$422,833	$328,356	$289,621	28.8%	46.0%
NOW	509,371	469,631	401,005	8.5	27.0
Savings deposits	164,956	133,578	113,082	23.5	45.9
Money market accounts	343,915	319,152	298,538	7.8	15.2
Time certificates of deposit	317,886	468,024	534,982	(32.1)	(40.6)
Total Deposits	1,758,961	1,718,741	1,637,228	2.3	7.4
Sweep repurchase agreements	136,803	136,252	98,213	0.4	39.3
Total core customer funding (1)	1,577,878	1,386,969	1,200,459	13.8	31.4

Demand deposit mix (noninterest bearing)	24.0%	19.1%	17.7%
Total checking and savings deposit mix (2)	81.9%	72.8%	67.3%

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.
(2)	Total deposits less time certificates.

Seacoast has maintained strong regulatory capital ratios over the past two years.  The estimated total risk-based capital ratio at year-end increased to 18.3 percent, up from 17.8 percent at year end 2010.  The estimated tangible common equity ratio was 5.3 percent at year-end 2012. Recovering the deferred tax asset valuation allowance would increase this ratio to 7.2 percent.

Average earning assets for the fourth quarter are up $35.8 million from the prior year with average loans up $31.7 million on retained loan production of $287 million over the last twelve months. New loan growth has been concentrated in smaller average balance commercial loans and residential home purchase transactions consistent with our concentration management objectives. Offsetting loan growth has been nonperforming loan resolutions, refinancing and early payoffs as a result of the low rate environment. Total loans increased to $1.226 billion at year-end 2012, up $18.0 million compared to the prior year and including available for sale loans increased by $47.2 million compared to a year ago.

Total revenue (excluding securities gains and change in fair value of loans available for sale) for year was $86.3 million, up $1.1 million as a result of increased loan growth, lower funding costs and improved fees as a result of retail and small business deposit account growth, and improvements in loan production.  Noninterest income (excluding securities gains) was up $726,000 or 14.9 percent in the fourth quarter compared with a year ago and was up for the full year by $3.1 million or 16.9 percent compared with 2011.

(Dollars in thousands)	Q-4 2012	Q-3 2012	Q-2 2012	Q-1 2012	Q-4 2011
Noninterest Income:
Service charges on deposit accounts	$1,677	$1,620	$1,487	$1,461	$1,599
Trust income	592	550	564	573	530
Mortgage banking fees	1,030	1,155	902	623	680
Brokerage commissions and fees	292	247	298	234	258
Marine finance fees	258	279	244	330	333
Interchange income	1,157	1,119	1,154	1,071	953
Other deposit based EFT fees	83	70	84	99	78
Other	520	639	486	546	452
Total	5,609	5,679	5,219	4,937	4,883
Change in fair value of loans available for sale	(1,238)	0	0	0	0
Securities gains	582	48	3,615	3,374	1,083
	$4,953	$5,727	$8,834	$8,311	$5,966

Over the last three years we have been investing in people to expand and help drive further increases in revenues from mortgage banking. Mortgage banking fees increased $1.6 million or 73.4 percent for the year 2012 compared to 2011.

Additionally, investments were made in commercial relationship managers in 2012 to help accelerate our commercial loan production in 2013 and improve revenue growth in the last half of 2012.

Revenue earned from service charges on deposits, and interchange income increased over the prior year as a result of increased households.  Retail household growth has been a focus over the past several years and more recently the addition of new commercial relationship managers were added for increased loan production and has also aided in efforts to attract new commercial deposit accounts.  Household acquisition for 2012 included 6,585 new personal retail checking relationships, an increase of 9.4 percent from 2011.  Likewise, new commercial business checking deposit relationships increased by 21.9 percent compared with one year ago.  Along with the new relationships, our programs have improved market share, increased average services per household and decreased customer attrition.

Credit quality continued to improve this quarter with nonperforming loans declining $3.5 million from the third quarter 2012 and over $4.9 million of loans were moved to other real estate owned which increased by $3.0 million. Nonperforming assets totaled $52.8 million at quarter end, up $3.4 million compared to a year earlier but down $496,000 from last quarter. The ratio of nonaccrual loans and accruing loans delinquent 90 days or more to total loans at December 31, 2012 was 3.34 percent down from 3.70 percent at September 30, 2012. Early stage delinquencies (accruing loans 30–89 days past due) remained nominal at 0.29 percent of loans outstanding. These improvements together with lower net charge offs resulted in a lower allowance loan losses of 1.80 percent of total loans for the fourth quarter 2012 compared to 1.92 percent last quarter.

Core operating expenses (total noninterest expenses less losses on other real estate owned, expenses related to branch consolidation and organizational changes and other asset disposition expenses) have been managed lower throughout the year as noted in the table below.  Noninterest expenses for 2012 totaled $82.5 million compared to $77.8 million, an increase of $4.7 million. This was due to added personnel related to growth initiatives, increased health insurance expense, severance related to organizational changes, branch consolidation expenses and outsourced data processing costs. Core operating expenses were $18.9 million in the fourth quarter or an annual run rate of $75.6 million.

The organizational changes and branch closures completed during the third and fourth quarters together with the other components of our profitability implementation plan announced last quarter are expected to reduce core operating expenses in 2013.

Core operating expense trends are presented in the table below:

(Dollars in thousands)	Q-4 2012	Q-3 2012	Q-2 2012	Q-1 2012	Q-4 2011
Noninterest Expense:

Salaries and wages	$7,259	$7,442	$7,435	$7,055	$6,889
Employee benefits	1,860	1,924	1,916	2,010	1,447
Outsourced data processing costs	1,904	1,923	1,834	1,721	1,677
Telephone / data lines	293	299	297	289	285
Occupancy expense	1,896	1,876	1,943	1,882	1,795
Furniture and equipment expense	585	556	607	495	525
Marketing expense	707	785	677	926	947
Legal and professional fees	1,114	1,122	1,637	1,776	1,299
FDIC assessments	697	695	707	706	679
Amortization of intangibles	195	196	196	201	212
Other	2,428	2,018	2,314	2,163	2,264
Total Core Operating Expense	18,938	18,836	19,563	19,224	18,019

Severance and organizational changes	84	839	0	0	412
Branch consolidation	407	232	0	0	0
Recovery of prior legal fees	0	(500)	0	0	0
Net loss on OREO	157	561	790	1,959	1,254
Asset dispositions expense	200	364	368	527	275
Total	$19,785	$20,332	$20,721	$21,710	$19,960

The net interest margin was up 5 basis points linked quarter to 3.22 percent, but was lower by 20 basis points compared to the fourth quarter of 2011. The margin was aided by lower costs for interest bearing liabilities increased and improved mix of earning assets, which was offset by lower asset yields caused by Federal Reserve actions to stimulate economic growth.  In addition the net interest margin continues to be impacted by higher levels of overnight liquidity and short-term investments.  The average cost of deposits decreased 6 basis points to 0.20 percent during the fourth quarter 2012, and the total cost of interest bearing liabilities decreased from 0.77 percent for the fourth quarter 2011 to 0.42 percent in the fourth quarter.  The mix in deposits continues to improve, which strengthens the net interest margin, and is a result of our tactical activities designed to attract, onboard and retain new household relationships.  Noninterest bearing demand deposits increased to 24.0 percent of total deposits from 19.1 percent a year ago and total transaction accounts and customer sweep repurchase agreements now account for more than half of total customer relationship funding.

The Company will host a conference call on Friday, January 25, 2013 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends.  Investors may call in (toll-free) by dialing (888) 517-2458 (access code: 6117222; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the conference call will be available beginning the afternoon of January 25 by dialing (888) 843-7419 (domestic), using the passcode 6117222.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of January 25, 2013, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 34 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except share data)	2012	2011	2012	2011
Summary of Earnings
Net income (loss)	$240	$2,548	$(710)	$6,667
Net income (loss) available to common shareholders	(697)	1,611	(4,458)	2,919

Net interest income (1)	16,254	17,020	64,990	67,059

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.05%	0.48%	(0.03)%	0.32%
Return on average tangible assets (2), (3), (4)	0.07	0.51	(0.01)	0.35

Return on average shareholders' equity-GAAP basis (2), (3)	0.58	6.17	(0.43)	4.03

Net interest margin (1), (2)	3.22	3.42	3.22	3.42

Per Share Data
Net income (loss) diluted-GAAP basis	$(0.01)	$0.02	$(0.05)	$0.03
Net income (loss) basic-GAAP basis	(0.01)	0.02	(0.05)	0.03

Cash dividends declared	0.00	0.00	0.00	0.00

	December 31,		Increase/
	2012	2011	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$14,257	$14,153	0.7%
Net charge-offs to average loans	1.16%	1.16%	0.0
Loan loss provision year-to-date	$10,796	$1,974	446.9
Allowance to loans at end of period	1.80%	2.12%	(15.1)

Nonperforming loans	$40,955	$28,526	43.6
Other real estate owned	11,887	20,946	(43.2)
Total non-performing assets	$52,842	$49,472	6.8

Restructured loans (accruing)	$41,946	$71,611	(41.4)

Nonperforming assets to loans and other real estate owned at end of period	4.27%	4.03%	6.0

Nonperforming assets to total assets	2.43%	2.31%	5.2

Selected Financial Data
Total assets	$2,173,929	$2,137,375	1.7
Securities available for sale (at fair value)	643,050	648,362	(0.8)
Securities held for investment (at amortized cost)	13,818	19,977	(30.8)
Net loans	1,203,977	1,182,509	1.8
Deposits	1,758,961	1,718,741	2.3
Total shareholders' equity	165,546	170,077	(2.7)
Common shareholders' equity	116,800	122,580	(4.7)
Book value per share common	1.23	1.29	(4.7)
Tangible book value per share	1.73	1.77	(2.3)
Tangible common book value per share (5)	1.22	1.27	(3.9)
Average shareholders' equity to average assets	7.81%	8.01%	(2.5)
Tangible common equity to tangible assets (5), (6)	5.31	5.63	(5.7)

Average Balances (Year-to-Date)
Total assets	$2,117,075	$2,063,684	2.6
Less: intangible assets	1,889	2,708	(30.2)
Total average tangible assets	$2,115,186	$2,060,976	2.6

Total equity	$165,381	$165,296	0.1
Less: intangible assets	1,889	2,708	(30.2)
Total average tangible equity	$163,492	$162,588	0.6

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2012	2011	2012	2011

Interest on securities:
Taxable	$3,130	$4,499	$13,964	$17,500
Nontaxable	12	17	80	140
Interest and fees on loans	14,438	15,351	58,290	62,355
Interest on federal funds sold and other investments	226	191	953	797
Total Interest Income	17,806	20,058	73,287	80,792

Interest on deposits	275	531	1,522	2,371
Interest on time certificates	598	1,826	3,969	8,615
Interest on borrowed money	725	727	2,987	2,967
Total Interest Expense	1,598	3,084	8,478	13,953

Net Interest Income	16,208	16,974	64,809	66,839
Provision for loan losses	1,136	432	10,796	1,974
Net Interest Income After Provision for Loan Losses	15,072	16,542	54,013	64,865

Noninterest income:
Service charges on deposit accounts	1,677	1,599	6,245	6,262
Trust income	592	530	2,279	2,111
Mortgage banking fees	1,030	680	3,710	2,140
Brokerage commissions and fees	292	258	1,071	1,122
Marine finance fees	258	333	1,111	1,209
Interchange income	1,157	953	4,501	3,808
Other deposit based EFT fees	83	78	336	318
Other	520	452	2,191	1,375
	5,609	4,883	21,444	18,345
Change in fair value of loan held for sale	(1,238)	0	(1,238)	0
Securities gains, net	582	1,083	7,619	1,220
Total Noninterest Income	4,953	5,966	27,825	19,565

Noninterest expenses:
Salaries and wages	7,342	7,301	29,935	27,288
Employee benefits	1,860	1,447	7,710	5,875
Outsourced data processing costs	1,904	1,677	7,382	6,583
Telephone / data lines	293	285	1,178	1,179
Occupancy	2,241	1,795	8,146	7,627
Furniture and equipment	647	525	2,319	2,291
Marketing	707	947	3,095	2,917
Legal and professional fees	1,114	1,299	5,241	6,137
FDIC assessments	697	679	2,805	3,013
Amortization of intangibles	195	212	788	847
Asset dispositions expense	200	275	1,459	2,281
Net loss on other real estate owned and repossessed assets	157	1,254	3,467	3,751
Other	2,428	2,264	9,023	7,974
Total Noninterest Expenses	19,785	19,960	82,548	77,763

Income (Loss) Before Income Taxes	240	2,548	(710)	6,667
Provision for income taxes	0	0	0	0

Net Income (Loss)	240	2,548	(710)	6,667
Preferred stock dividends and accretion on preferred stock discount	937	937	3,748	3,748
Net Income (Loss) Available to Common Shareholders	$(697)	$1,611	$(4,458)	$2,919

Per share of common stock:

Net income (loss) diluted	$(0.01)	$0.02	$(0.05)	$0.03
Net income (loss) basic	(0.01)	0.02	(0.05)	0.03
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	94,606,884	94,364,433	94,505,805	93,801,073
Average basic shares outstanding	93,909,930	93,570,748	93,743,787	93,511,983

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2012	2011

Assets
Cash and due from banks	$45,620	$41,136
Interest bearing deposits with other banks	129,367	125,945
Total Cash and Cash Equivalents	174,987	167,081

Securities:
Available for sale (at fair value)	643,050	648,362
Held for investment (at amortized cost)	13,818	19,977
Total Securities	656,868	668,339

Loans available for sale	36,021	6,795

Loans, net of deferred costs	1,226,081	1,208,074
Less: Allowance for loan losses	(22,104)	(25,565)
Net Loans	1,203,977	1,182,509

Bank premises and equipment, net	34,465	34,227
Other real estate owned	11,887	20,946
Other intangible assets	1,501	2,289
Other assets	54,223	55,189
	$2,173,929	$2,137,375

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$422,833	$328,356
NOW	509,371	469,631
Savings deposits	164,956	133,578
Money market accounts	343,915	319,152
Other time certificates	182,495	244,886
Brokered time certificates	8,203	4,558
Time certificates of $100,000 or more	127,188	218,580
Total Deposits	1,758,961	1,718,741

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	136,803	136,252
Borrowed funds	50,000	50,000
Subordinated debt	53,610	53,610
Other liabilities	9,009	8,695
	2,008,383	1,967,298

Shareholders' Equity
Preferred stock - Series A	48,746	47,497
Common stock	9,484	9,469
Additional paid in capital	222,851	222,048
Accumulated deficit	(118,611)	(114,152)
Treasury stock	(62)	(13)
	162,408	164,849
Accumulated other comprehensive gain, net	3,138	5,228
Total Shareholders' Equity	165,546	170,077
	$2,173,929	$2,137,375

Common Shares Outstanding	94,837,170	94,686,801

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2012				Last 12
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Months
Net income	$240	$447	$(2,335)	$938	$(710)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.05%	0.08%	(0.44)%	0.18%	(0.03)%
Return on average tangible assets (2),(3),(4)	0.07	0.11	(0.42)	0.20	(0.01)

Return on average shareholders' equity-GAAP basis (2),(3)	0.58	1.09	(5.56)	2.26	(0.43)

Net interest margin (1),(2)	3.22	3.17	3.17	3.33	3.22
Average equity to average assets	7.73	7.77	7.90	7.85	7.81

Credit Analysis
Net charge-offs	$2,151	$2,416	$6,275	$3,415	$14,257
Net charge-offs to average loans	0.69%	0.79%	2.05%	1.13%	1.16%
Loan loss provision	$1,136	$900	$6,455	$2,305	$10,796
Allowance to loans at end of period	1.80%	1.92%	2.02%	2.01%

Restructured loans (accruing)	$41,946	44,179	54,842	57,665

Nonperforming loans	$40,955	44,450	48,482	41,716
Other real estate owned	11,887	8,888	7,219	15,530
Nonperforming assets	$52,842	$53,338	$55,701	$57,246
Nonperforming assets to loans and other real estate owned at end of period	4.27%	4.40%	4.53%	4.65%
Nonperforming assets to total assets	2.43	2.56	2.64	2.64
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	3.34	3.70	3.97	3.43

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$(0.01)	$(0.01)	$(0.03)	$0.00	$(0.05)
Net income (loss) basic-GAAP basis	(0.01)	(0.01)	(0.03)	0.00	$(0.05)

Cash dividends declared	-	-	-	-	$-
Book value per share common	1.23	1.25	1.24	1.30

Average Balances
Total assets	$2,111,986	$2,096,694	$2,133,713	$2,126,186
Less: Intangible assets	1,596	1,793	1,988	2,184
Total average tangible assets	$2,110,390	$2,094,901	$2,131,725	$2,124,002

Total equity	$163,341	$162,902	$168,457	$166,874
Less: Intangible assets	1,596	1,793	1,988	2,184
Total average tangible equity	$161,745	$161,109	$166,469	$164,690

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

	December 31,	December 31,
SECURITIES	2012	2011

U.S. Treasury and U.S. Government Agencies	$1,707	$1,724
Mortgage-backed	640,445	645,471
Obligations of states and political subdivisions	898	1,167
Other securities	0	0
Securities Available for Sale	643,050	648,362

Mortgage-backed	5,965	12,315
Obligations of states and political subdivisions	6,353	6,662
Other securities	1,500	1,000
Securities Held for Investment	13,818	19,977
Total Securities	$656,868	$668,339

	December 31,	December 31,
LOANS	2012	2011
Construction and land development	$60,736	$49,184
Real estate mortgage	1,056,159	1,054,599
Installment loans to individuals	46,930	50,611
Commercial and financial	61,903	53,105
Other loans	353	575
Total Loans	$1,226,081	$1,208,074

AVERAGE BALANCES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2011
	Fourth Quarter		Third Quarter		Fourth Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$604,412	2.07%	$572,328	2.23%	$614,939	2.93%
Nontaxable	1,670	4.31	1,972	6.49	2,591	4.17
Total Securities	606,082	2.08	574,300	2.24	617,530	2.93

Federal funds sold and other investments	162,599	0.55	209,461	0.46	147,017	0.52

Loans, net	1,241,711	4.64	1,223,313	4.68	1,210,028	5.05

Total Earning Assets	2,010,392	3.53	2,007,074	3.54	1,974,575	4.04

Allowance for loan losses	(23,820)		(24,807)		(27,689)
Cash and due from banks	39,321		29,227		35,312
Premises and equipment	34,566		35,003		34,517
Other assets	51,527		50,197		68,751

	$2,111,986		$2,096,694		$2,085,466

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$449,476	0.11%	$419,007	0.15%	$422,480	0.20%
Savings deposits	161,156	0.09	157,577	0.11	131,554	0.11
Money market accounts (2)	346,089	0.13	350,213	0.21	325,111	0.34
Time deposits	330,556	0.72	358,504	0.82	475,666	1.52
Federal funds purchased and other short term borrowings	131,628	0.23	140,932	0.24	127,956	0.22
Other borrowings	103,610	2.50	103,610	2.57	103,610	2.50

Total Interest-Bearing Liabilities	1,522,515	0.42	1,529,843	0.49	1,586,377	0.77

Demand deposits (noninterest-bearing)	416,482		394,467		326,215
Other liabilities	9,648		9,482		9,017
Total Liabilities	1,948,645		1,933,792		1,921,609

Shareholders' equity	163,341		162,902		163,857

	$2,111,986		$2,096,694		$2,085,466

Interest expense as a % of earning assets		0.32%		0.37%		0.62%
Net interest income as a % of earning assets		3.22		3.17		3.42

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2011
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$422,833	$409,145	$393,681	$394,532	$328,356
NOW accounts	509,371	420,477	420,449	436,712	469,631
Money market accounts	343,915	348,275	346,191	330,409	319,152
Savings savings accounts	164,956	158,208	156,019	148,068	133,578
Time certificates of deposit	317,886	343,361	373,244	427,738	468,024
Total Deposits	1,758,961	1,679,466	1,689,584	1,737,459	1,718,741

Sweep repurchase agreements	136,803	122,393	139,489	149,316	136,252
Total core customer funding (1)	1,577,878	1,458,498	1,455,829	1,459,037	1,386,969

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$0.5	$-	$-	$-	$-	$-	$-	$-
Townhomes	-	-	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-	-	-
Single family land and lots	6.6	6.5	6.4	6.2	6.0	5.9	5.8	5.6
Multifamily	6.1	5.7	5.5	5.1	4.9	4.7	4.6	4.3
	13.2	12.2	11.9	11.3	10.9	10.6	10.4	9.9
Commercial
Office buildings	-	-	-	0.2	0.3	-	-	-
Retail trade	-	-	-	-	-	-	-	-
Land	33.9	10.3	10.2	9.3	9.2	10.7	9.8	9.6
Industrial	-	-	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-	-	1.8
Churches and educational facilities	-	-	-	0.1	0.3	0.3	0.7	0.5
Lodging	-	-	-	-	-	-	-	-
Convenience stores	0.5	0.6	0.6	1.7	1.4	1.4	-	-
Marina	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
	34.4	10.9	10.8	11.3	11.2	12.4	10.5	11.9
Individuals
Lot loans	20.8	19.4	18.6	17.9	18.4	17.6	16.4	16.7
Construction	7.3	6.7	6.4	8.7	13.5	16.6	18.9	22.2
	28.1	26.1	25.0	26.6	31.9	34.2	35.3	38.9
Total construction and land development	75.7	49.2	47.7	49.2	54.0	57.2	56.2	60.7

Real estate mortgages
Residential real estate
Adjustable	308.6	314.3	324.4	334.1	341.6	359.4	353.7	361.0
Fixed rate	86.6	88.8	92.8	97.0	96.2	95.4	99.7	99.0
Home equity mortgages	67.7	63.1	63.6	60.2	59.5	58.3	58.4	58.0
Home equity lines	57.4	56.9	55.1	54.9	53.0	50.8	50.6	51.4
	520.3	523.1	535.9	546.2	550.3	563.9	562.4	569.4
Commercial real estate
Office buildings	121.3	120.0	122.0	119.6	118.0	113.4	102.4	104.7
Retail trade	150.6	149.6	146.1	140.6	139.3	128.5	121.1	126.7
Industrial	76.3	68.5	72.5	70.7	70.0	72.0	71.3	72.6
Healthcare	26.6	26.3	29.6	38.8	40.2	42.0	35.8	40.7
Churches and educational facilities	28.6	28.2	27.8	27.4	27.0	26.7	26.2	28.6
Recreation	2.8	2.8	2.7	3.2	3.1	3.1	2.7	2.7
Multifamily	14.2	16.8	15.4	9.4	8.8	8.3	7.8	9.0
Mobile home parks	2.5	2.4	2.2	2.2	2.1	2.1	2.1	2.0
Lodging	21.7	20.0	19.8	19.6	19.4	19.3	19.1	18.7
Restaurant	4.2	4.3	4.3	4.7	4.6	4.7	4.4	3.5
Agricultural	9.2	9.2	8.9	8.8	7.6	7.4	7.3	6.1
Convenience stores	20.1	20.0	19.8	15.1	15.5	15.4	16.6	20.5
Marina	21.7	21.5	21.4	21.3	21.6	21.5	21.4	21.2
Other	27.4	27.3	26.9	27.0	29.3	29.3	35.6	29.8
	527.2	516.9	519.4	508.4	506.5	493.7	473.8	486.8
Total real estate mortgages	1,047.5	1,040.0	1,055.3	1,054.6	1,056.8	1,057.6	1,036.2	1,056.2

Commercial & financial	51.5	48.0	53.5	53.1	54.6	56.2	58.2	61.9

Installment loans to individuals
Automobile and trucks	10.1	9.5	9.2	8.7	8.2	8.1	8.0	7.8
Marine loans	19.4	20.2	21.6	19.9	21.1	20.8	23.0	18.4
Other	20.9	21.6	20.9	22.0	21.5	21.3	20.6	20.7
	50.4	51.3	51.7	50.6	50.8	50.2	51.6	46.9

Other	0.3	0.4	0.3	0.6	0.2	0.2	0.3	0.4
	$1,225.4	$1,188.9	$1,208.5	$1,208.1	$1,216.4	$1,221.4	$1,202.5	$1,226.1

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$(0.4)	$(0.5)	$-	$-	$-	$-	$-	-
Townhomes	-	-	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-	-	-
Single family land and lots	(0.4)	(0.1)	(0.1)	(0.2)	(0.2)	(0.1)	(0.1)	(0.2)
Multifamily	-	(0.4)	(0.2)	(0.4)	(0.2)	(0.2)	(0.1)	(0.3)
	(0.8)	(1.0)	(0.3)	(0.6)	(0.4)	(0.3)	(0.2)	(0.5)
Commercial
Office buildings	-	-	-	0.2	0.1	(0.3)	-	-
Retail trade	-	-	-	-	-	-	-	-
Land	0.3	(23.6)	(0.1)	(0.9)	(0.1)	1.5	(0.9)	(0.2)
Industrial	-	-	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-	-	1.8
Churches and educational facilities	-	-	-	0.1	0.2	-	0.4	(0.2)
Lodging	-	-	-	-	-	-	-	-
Convenience stores	0.3	0.1	-	1.1	(0.3)	-	(1.4)	-
Marina	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
	0.6	(23.5)	(0.1)	0.5	(0.1)	1.2	(1.9)	1.4
Individuals
Lot loans	(3.6)	(1.4)	(0.8)	(0.7)	0.5	(0.8)	(1.2)	0.3
Construction	0.2	(0.6)	(0.3)	2.3	4.8	3.1	2.3	3.3
	(3.4)	(2.0)	(1.1)	1.6	5.3	2.3	1.1	3.6
Total construction and land development	(3.6)	(26.5)	(1.5)	1.5	4.8	3.2	(1.0)	4.5

Real estate mortgages
Residential real estate
Adjustable	5.3	5.7	10.1	9.7	7.5	17.8	(5.7)	7.3
Fixed rate	4.0	2.2	4.0	4.2	(0.8)	(0.8)	4.3	(0.7)
Home equity mortgages	(5.7)	(4.6)	0.5	(3.4)	(0.7)	(1.2)	0.1	(0.4)
Home equity lines	(0.3)	(0.5)	(1.8)	(0.2)	(1.9)	(2.2)	(0.2)	0.8
	3.3	2.8	12.8	10.3	4.1	13.6	(1.5)	7.0
Commercial real estate
Office buildings	(0.7)	(1.3)	2.0	(2.4)	(1.6)	(4.6)	(11.0)	2.3
Retail trade	(0.9)	(1.0)	(3.5)	(5.5)	(1.3)	(10.8)	(7.4)	5.6
Industrial	(1.7)	(7.8)	4.0	(1.8)	(0.7)	2.0	(0.7)	1.3
Healthcare	(3.4)	(0.3)	3.3	9.2	1.4	1.8	(6.2)	4.9
Churches and educational facilities	(0.2)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.5)	2.4
Recreation	(0.1)	-	(0.1)	0.5	(0.1)	-	(0.4)	-
Multifamily	(8.2)	2.6	(1.4)	(6.0)	(0.6)	(0.5)	(0.5)	1.2
Mobile home parks	-	(0.1)	(0.2)	-	(0.1)	-	-	(0.1)
Lodging	(0.2)	(1.7)	(0.2)	(0.2)	(0.2)	(0.1)	(0.2)	(0.4)
Restaurant	(0.3)	0.1	-	0.4	(0.1)	0.1	(0.3)	(0.9)
Agricultural	(1.4)	-	(0.3)	(0.1)	(1.2)	(0.2)	(0.1)	(1.2)
Convenience stores	1.5	(0.1)	(0.2)	(4.7)	0.4	(0.1)	1.2	3.9
Marina	(0.2)	(0.2)	(0.1)	(0.1)	0.3	(0.1)	(0.1)	(0.2)
Other	(0.6)	(0.1)	(0.4)	0.1	2.3	-	6.3	(5.8)
	(16.4)	(10.3)	2.5	(11.0)	(1.9)	(12.8)	(19.9)	13.0
Total real estate mortgages	(13.1)	(7.5)	15.3	(0.7)	2.2	0.8	(21.4)	20.0

Commercial & financial	2.7	(3.5)	5.5	(0.4)	1.5	1.6	2.0	3.7

Installment loans to individuals
Automobile and trucks	(0.8)	(0.6)	(0.3)	(0.5)	(0.5)	(0.1)	(0.1)	(0.2)
Marine loans	(0.4)	0.8	1.4	(1.7)	1.2	(0.3)	2.2	(4.6)
Other	-	0.7	(0.7)	1.1	(0.5)	(0.2)	(0.7)	0.1
	(1.2)	0.9	0.4	(1.1)	0.2	(0.6)	1.4	(4.7)

Other	-	0.1	(0.1)	0.3	(0.4)	-	0.1	0.1
	$(15.2)	$(36.5)	$19.6	$(0.4)	$8.3	$5.0	$(18.9)	23.6